EXHIBIT 10(d)
APPLIED INDUSTRIAL TECHNOLOGIES, INC. FORM 10-K FOR
FISCAL YEAR ENDED JUNE 30, 2007
LIFE AND ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE
     Effective July 1, 2007, Applied changed the life insurance program for its executive officers. The new program utilizes individual term life insurance policies that are owned by each executive officer and that provide the same benefits as the prior program provided (two and one-half times the officer’s base salary plus the average of the most recent 3 years of annual incentive awards). The annual premium for coverage up to $300,000 under such policies is paid by Applied and treated as a taxable bonus to the covered executive officer. The premium for coverage in excess of $300,000 (up to $3,000,000) under such policies is paid by the executive officer.
     Applied maintains accidental death and dismemberment insurance for its executive officers, providing benefits equal to two and one-half times the officer’s annual base salary, but in no event more than $250,000. Applied also provides its executive officers with travel accident insurance in the amount of $500,000.